Exhibit 99.3

EGEN, INC.

(A DEVELOPMENT STAGE COMPANY)

UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 2014 AND 2013

EGEN, INC.

EGEN, INC.

BALANCE SHEETS

	March 31, 2014	June 30, 2013
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$462,281	$379,454
Accounts receivable	28,409	34,674
Investments	686,107	2,715,648
Prepaid expenses	63,463	374
Total Current Assets	1,240,260	3,130,150

Property and Equipment
Computer equipment	145,857	145,857
Equipment	668,869	667,263
Automobiles	21,778	21,778
Facilities	3,000	3,000
Intellectual property	913,484	779,335
	1,752,988	1,617,233
Less: accumulated depreciation and amortization	1,220,551	1,108,983
Total Property and Equipment, net	532,437	508,250

Other Assets
Patents not in service	568,344	631,651
Deposits	3,570	3,570
Total Other Assets	571,914	635,221

Total Assets	$2,344,611	$4,273,621

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$54,045	$87,132
Accrued leave	105,080	102,824
Payroll liabilities	7,750	-
Total Current Liabilities	166,875	189,956

Stockholders' Equity
Series A preferred stock	12,750	12,750
Series B preferred stock	20,000	20,000
Common stock	140,842	140,842
Additional paid in capital	39,282,302	39,278,352
Accumulated other comprehensive loss, net	(9,233)	(61,109)
Accumulated deficit	(37,268,925)	(35,307,170)
Total Stockholders' Equity	2,177,736	4,083,665

Total Liabilities and Stockholders' Equity	$2,344,611	$4,273,621

See accompanying notes to the financial statements.

EGEN, INC.

STATEMENTS OF INCOME AND COMPREHENSIVE LOSS

	Three Months Ended		Nine Months Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
Revenue
Grant revenue	$-	$-	$95,721	$100,000
Total Revenue	-	-	95,721	100,000
Operating Expenses
Research and development expenses	375,240	420,994	1,204,681	995,923
General and administrative expenses	370,443	388,074	1,221,868	1,273,021
Total Operating Expenses	745,683	809,068	2,330,828	2,268,944
Operating Income (Loss)	(745,683)	(809,068)	(2,330,828)	(2,168,944)
Other Income (Expenses)
Gain (loss) on trading securities	(6,570)	499	(29,164)	11,699
Gain (loss) on asset disposal	-	-	-	1,935
Royalty income	2,665	16,698	4,611	23,486
Contract research income	118,142	6,917	375,805	6,917
Dividend and interest income	1,726	5,770	17,746	25,285
Other income (expenses), net	-	(4,861)	76	(4,861)
Total Other Income (Expenses)	115,963	25,023	369,074	64,461
Income (Loss) Before Income Taxes	(629,720)	(784,045)	(1,961,754)	(2,104,483)
Income Tax Provision (Benefit), net	-	-	-	-
Net Income (Loss)	(629,720)	(784,045)	(1,961,754)	(2,104,483)
Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on investments arising during the period	1,870	6,301	22,712	19,439
Plus: reclassification adjustment for (gain) loss realized	6,570	(499)	29,164	(11,699)
Total Other Comprehensive Income (Loss)	8,440	5,802	51,876	7,740
Total Comprehensive Income (Loss)	$(621,280)	$(778,243)	$(1,909,878)	$(2,096,743)

See accompanying notes to the financial statements.

EGEN, INC.

STATEMENTS OF CASH FLOWS

	Nine Months Ended
	March 31, 2014	March 31, 2013

Cash Flows from Operating Activities
Net income (loss)	$(1,961,754)	$(2,104,483)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	111,567	69,958
Realized investment (gain) loss	29,164	(11,699)
(Gain) loss on disposal of assets	-	(1,935)
Compensation expense related to stock options	3,950	87,693
Changes in asset and liability accounts:	-	-
Accounts receivable	6,264	(6,917)
Prepaid expenses	(63,089)	(374)
Deposits	-	-
Accounts payable	(33,087)	(31,998)
Accrued vacation	5,411	103,018
Payroll liabilities	4,595	963
Net Cash (Used in) Provided by Operating Activities	(1,896,979)	(1,895,774)
Cash Flows from Investing Activities
Purchase of property and equipment	(59,947)	(91,853)
Purchase of patents not in service	-	(23,996)
Proceeds from sale of equipment	-	7,500
Purchases of investments	2,022,007	(3,725,285)
Proceeds from sale of investments	17,746	1,571,130
Net Cash (Used in) Provided by Investing Activities	1,979,806	(2,262,504)
Cash Flows from Financing Activities
Proceeds from common stock issued	-	3,917,335
Net Cash (Used in) Provided by Financing Activities	-	3,917,335
Net Increase (Decrease) in Cash and Cash Equivalents	82,827	(240,943)
Cash and Cash Equivalents, Beginning of Year	379,454	526,475
Cash and Cash Equivalents, End of Year	$462,281	$285,532

See accompanying notes to the financial statements.

EGEN, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 2014 AND 2013

Note 1 - Business Description

EGEN, Inc. (the Company), founded in 2002, is a clinical stage biopharmaceutical company focused on developing nucleic acid-based therapeutics for cancer and other difficult to treat diseases using proprietary nanoparticle delivery systems. The Company’s technology platform is very broad, including polymer, cationic lipid, and molecular biology-based approaches to delivery of nucleic acid and anti-cancer drugs. The primary activities of the Company are the application of the TheraPlas™ and TheraSilence™ platforms to the treatment of human disease.

Note 2 - Basis of Presentation

The accompanying unaudited financial statements of EGEN, Inc. have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

In the opinion of management, all adjustments, consisting only of normal recurring accruals considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements. Operating results for the three and nine month periods ended March 31, 2014 and 2013 are not necessarily indicative of the results that may be expected for any other interim period(s) or for any full year. For further information, refer to the financial statements and notes thereto included in the Company’s audited financial statements for the fiscal year ended June 30, 2013 issued on January 30, 2014 and as restated on June 6, 2014, and for the fiscal year ended June 30, 2012 issued on June 16, 2014.

The preparation of financial statements in conformity with GAAP requires management to make judgments, estimates, and assumptions that affect the amount reported in the Company’s financial statements and accompanying notes. Actual results could differ materially from those estimates.

Events and conditions arising subsequent to the most recent balance sheet date have been evaluated for their possible impact on the financial statements and accompanying notes. In July 2013, the Company amended its operating lease agreement for office space, which is scheduled to expire in January 2018, to reflect lower monthly rental payments of $23,139. In June 2014, the Company signed an asset purchase agreement for the sale of substantially all Company assets. No other events and conditions would give rise to any information that required accounting recognition or disclosure in the financial statements other than those arising in the ordinary course of business.

Note 3 - New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) and are adopted by the Company as of the specified effective date. Unless otherwise discussed, Company management believes that the impact of recently issued accounting pronouncements will not have a material impact on the Company’s financial position, results of operations, and cash flows, or do not apply to the Company’s operations.

The Company adopted Accounting Standards Update (ASU) No. 2014-10 - Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation - an amendment to FASB Accounting Standards Codification (ASC) Topic 915, Development Stage Entities, in June 2014 for any annual reporting period or interim period for which the Company’s financial statements have not yet been made available for issuance, the objective of which is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities by eliminating the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and changes in stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

Note 4 - Investments

The Company classifies investments as available for sale. As of March 31, 2014, the Company held the following securities, recorded at fair value:

	Cost	Unrealized Loss	Fair Value
Available for sale securities
Mutual Funds	$695,340	$(9,233)	$686,107

Total available for sale securities	$695,340	$(9,233)	$686,107

As of June 30, 2013, the Company held the following securities, recorded at fair value:

	Cost	Unrealized Loss	Fair Value
Available for sale securities
Mutual Funds	$2,776,757	$(61,109)	$2,715,648

Total available for sale securities	$2,776,757	$(61,109)	$2,715,648

Investment securities available for sale are evaluated periodically to determine whether a decline in their value is other than temporary. The term “other than temporary” is not intended to indicate a permanent decline in value. Rather, it means that the prospects for near-term recovery of value are not necessarily favorable, or that there is a lack of evidence to support fair values equal to, or greater than, the carrying value of the security. Management reviews criteria such as the magnitude and duration of the decline, as well as the reasons for the decline, to predict whether the loss in value is other than temporary. Once a decline in value is determined to be other than temporary, the value of the security is reduced and a corresponding charge to earnings is recognized.

Note 5 - Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy under FASB ASC 820 are described below:

Level 1 - Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date;

Level 2 - Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data; and

Level 3 - Significant unobservable inputs that reflect a reporting entity’s own assumptions that market participants would use in pricing an asset or liability.

Cash and cash equivalents, other current assets, accounts payable, and other accrued liabilities are reflected in the balance sheet at their estimated fair values primarily due to their short-term nature.

The following table summarizes the Company's investments reported at fair value based on the inputs used to value them:

	Level 1	Level 2	Level 3	Total
As of March 31, 2014
Mutual Funds	$686,107	$-	$-	$686,107

As of June 30, 2013
Mutual Funds	$2,715,648	$-	$-	$2,715,648

Note 6 - Common Stock

The holders of the Common Stock are entitled to one vote for each share of Common Stock on all matters that may be submitted to the holders of Common Stock of the Company. The holders of Common Stock shall vote together with the holders of Series A Preferred Stock and Series B Preferred Stock as a single class. The Company shall not plan a merger or conversion, sale or dispose of property, or dissolve the Company without the written consent or affirmative vote of the entire single class. As of March 31, 2014, the Company had Common Stock, $0.01 par value, 32,000,000 shares authorized and 14,084,223 shares issued and outstanding.

Note 7 - Preferred Stock

The Company has authority to issue 8,000,000 shares of Preferred Stock with a par value of $0.01 per share. The Company has designated 1,500,000 shares of authorized preferred stock as Series A Preferred Stock with an issue price of $5.00 per share. The Company has designated 2,000,000 shares of authorized preferred stock as Series B Preferred Stock with an issue price of $6.00 per share. Series A Preferred Stock and Series B Preferred Stock have the same rights, preferences, powers, privileges, restrictions, qualifications, and limitations. As of March 31, 2014, the Company had Series A Preferred Stock, $0.01 par value, 1,500,000 shares designated, 1,275,000 shares issued and outstanding, and liquidation preference of $6,375,000. As of March 31, 2014, the Company had Series B Preferred Stock, $0.01 par value, 2,000,000 shares designated, issued and outstanding, and liquidation preference of $12,000,000.

Dividends

From and after the date of the issuance of any shares of Series A Preferred Stock, dividends shall accrue at the annual rate of 8% of the original issue price. The dividends shall accrue from day to day, whether or not declared, shall compound annually, shall be calculated on the basis of a 365 day year, and shall be cumulative. The holders of the Series A Preferred Stock are entitled to receive dividends when and if declared by the Board of Directors. Dividends on Preferred Stock are in preference to and prior to any payment of any dividend on Common Stock. As of March 31, 2014, $4,602,548 in Preferred Stock dividends was in arrears.

Convertibility

Each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder at any time and from time to time, and without the payment of additional consideration by the holder into Common Stock. The number of shares will be determined by dividing the original issue price by the fair market value price of the Preferred Stock at the time of conversion.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock are entitled to receive prior to, and in preference to, any distribution to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock, an amount equal to the original issue price plus any accrued dividends that have not yet been paid. The holders of the Series B Preferred Stock are entitled to receive prior to, and in preference to, any distribution to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock, an amount equal to the original issue price plus any accrued dividends that have not yet been paid.

The Series A Preferred Stock Liquidation Preference and the Series B Preferred Stock Liquidation Preference shall be on parity with one another. In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to holders of shares of Series A Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock and Series B Preferred

Stock shall share in any distribution of the remaining assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

After the distributions described above have been paid in full, the remaining assets of the Company available for distribution shall be distributed pro-rata to the holders of the shares of Common Stock.

Note 8 - Intangible Assets

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. Costs associated with awarded patents are amortized over the life of the patent. Intangible assets consist of the following at March 31, 2014:

Amortized Intangibles
Intellectual property	$913,484
Accumulated amortization	(402,177)

Intangible assets, net	511,307
Unamortized intangibles
Patents not in service	568,345

Total intangible assets, net	$1,079,652

Note 9 - Stock Option Plan

Stock Option Plan Description

In 2003, the Company’s Board of Directors adopted the EGEN, Inc. 2003 Stock Option Plan (the Plan) that provides for the granting of stock options to employees, the Plan was amended in 2004 and 2009 to increase the number of reserved shares of common stock. The Plan reserved 3,000,000 shares of common stock. Options are granted at the discretion of the Board of Directors. Options granted under the Plan are nonqualified stock options (NSO’s), as designated by the Board. The options will be granted at an exercise price set by the Board at the time of grant but in no event shall the exercise price be less than the greater of (i) the par value of the stock on the date the option is granted or any time during which the option is exercisable and (ii) 25% of the fair market value of the stock as of the date of grant.

The term of the grants are generally for 10 years and vest over a period of time as determined on the date of the grant.

Stock-Based Compensation

The Company follows the provisions of FASB ASC 718, Compensation-Stock Compensation. FASB ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the financial statements based on their fair value at the grant date.

Stock-based compensation expense is included in general and administrative expenses for the three and nine months ended March 31, 2014.

Valuation and Expense Information

The Company recognizes compensation expense related to stock options on a straight-line basis over the vesting period of the awards, which is generally one to three years. The Company estimates the fair value of options on the date of grant using the Black-Scholes-Merton option pricing model with the following assumptions:

	Three and Nine Months Ended
	March 31, 2014	March 31, 2013
Expected volatility	15.92% - 18.18%	15.92% - 18.18%
Expected term (in years)	4.00 - 9.00	4.00 - 9.00
Risk-free interest rate	0.72% - 5.11%	0.72% - 5.11%
Expected dividend yield	0.00%	0.00%
Weighted average calculated value of options granted	$1.93	$1.93

Expected volatility was estimated using the historical volatility of an industry sector index. The Company estimates the expected term using historical option exercise data to determine the expected employee exercise behavior. The risk-free interest rate is the yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option at the grant date.

The application of FASB ASC 718 resulted in a reduction of net earnings from total stock-based compensation expense, net of tax, of $0 and $3,949 for the three and nine months ended March 31, 2014, respectively and $3,164 and $87,693 for the three and nine months ended March 31, 2013, respectively. Stock-based compensation expense is included in general and administrative expense for the three and nine month periods ended March 31, 2014 and 2013. As of March 31, 2014, the Company had $539 of unrecognized compensation cost related to stock options, which is expected to be recognized over a weighted average period of two years.

Details of stock option activity for the nine months ended March 31, 2014 are as follows:

Weighted
	Number of	Average
	Shares	Exercise Price
Outstanding at June 30, 2013	2,499,143	$1.87
Granted	-	-
Exercised	-	-
Forfeited/cancelled	-	-
Outstanding at March 31, 2014	2,499,143	$1.87

The following table summarizes information about stock options exercisable at March 31, 2014:

Weighted
Average
Range of	Number	Remaining	Weighted
Exercise	of Shares	Contractual	Average
Prices	Exercisable	Life in Years	Exercise Price
$0.50 - 5.00	2,490,559	5.19	$1.87

Details of nonvested stock option activity for the three and nine months ended March 31, 2014 are as follows:

		Weighted
		Average
	Nonvested	Grant Date
	Options	Fair Value
Nonvested options at June 30, 2013	8,584	$0.52
Granted	-	-
Vested	(7,251)	0.54
Forfeited/cancelled	-	-
Nonvested options at December 31, 2013	1,333	0.40
Granted	-	-
Vested	-	-
Forfeited/cancelled	-	-
Nonvested options at March 31, 2014	1,333	$0.40

Note 10 - Concentration of Licensing Rights

The Company is engaged primarily in developing nucleic acid-based therapeutics for cancer and other difficult to treat diseases using proprietary nanoparticle delivery systems. A significant portion of the Company’s development activity utilizes a third party license agreement. The agreement can be terminated by either party subject to certain restrictions in the agreement. The agreement contains future stipulations for certain royalty fees, maintenance fees, milestone payments, minimum royalties, and product liability insurance.

Note 11 - Restatement of Previously Issued Financial Statements

Subsequent to the original issuance of the Company’s annual financial statements as of and for the year ended June 30, 2013, the Company determined that certain legal expenses were previously expensed in the Company’s financial statements that met the requirements for capitalization. These transactions relate to expenses incurred in the defense of intellectual property and additional expenses on patents under development that have not yet been granted. The restatement of the Company’s financial statements as of and for the year ended June 30, 2013 reflects a correction to the treatment of these expenses.

The correction resulted in an increase in intellectual property of $12,795, an increase in patents not in service of $78,213, an increase in retained earnings of $91,008, and a decrease in legal expense and net loss of $155,628 as of and for the year ending June 30, 2013. The correction decreased beginning retained earnings by $77,415 as of June 30, 2012. There is no tax effect due to the net loss in each year as well as the valuation allowance for deferred taxes.

Note 12 - Subsequent Events

On June 20, 2014, Celsion Corporation, a Delaware corporation (“Celsion”), completed the acquisition of substantially all of the assets of the Company pursuant to the Asset Purchase Agreement dated as of June 6, 2014, by and between Celsion and the Company (the “Purchase Agreement”). CLSN Laboratories, Inc., a Delaware corporation and a wholly-owned subsidiary of Celsion (“CLSN Laboratories”), acquired all of the Company’s right, title and interest in and to substantially all of the assets of the Company, including cash and cash equivalents, patents, trademarks and other intellectual property rights, clinical data, certain contracts, licenses and permits, equipment, furniture, office equipment, furnishings, supplies and other tangible personal property. In addition, CLSN Laboratories assumed certain specified liabilities of the Company, including the liabilities arising out of the acquired contracts and other assets relating to periods after the closing date.